Exhibit 8.2

To：  Canaan Inc.

The People’s Republic of China

Re:	Tax Matters in connection with the Offering of Canaan Inc.

April 23, 2021

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for the purpose of this opinion, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and the region of Taiwan) and as such are qualified to issue legal opinions on the PRC laws, regulations or rules effective on the date hereof (the “PRC Laws”).

We are acting as the PRC counsel to Canaan Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with the Company’s Registration Statement on Form F-3, including the prospectus and all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended in relation to the offering (the “Offering”) by the Company of (i) Class A ordinary shares, par value $0.00000005 per share, including Class A ordinary shares (the “Ordinary Shares”) represented by American depositary shares (ths “ADSs”), with each ADS representing 15 Class A ordinary shares, (ii) preferred shares, (iii) warrants, (iv) subscription rights and/or (v) units.

This legal opinion (the “Opinion”) is furnished pursuant to the instructions of the Company on the captioned matters, and is delivered to the Company for the purposes of the Offering.

In so acting, we have examined the Registration Statement, the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and Group Companies, as defined below, and such other documents, corporate records, certificates issued by PRC governmental authorities and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this Opinion (the “Documents”).

In our examination and for purpose of rendering this Opinion, we have assumed without further inquiry, (a) the genuineness of all the signatures, seals and chops, the authenticity of the Documents submitted to us as original and the conformity with authentic original documents submitted to us as copies and the authenticity of such originals; (b) the truthfulness, accuracy and completeness of the Documents, as well as the factual statements contained in the Documents; (c) that the Documents provided to us remain in full force and effect up to the date of this Opinion and that none of the Documents has been revoked, amended, varied or supplemented except as otherwise indicated in such documents; (d) that information provided to us by the Company and PRC Group Companies, as defined below, in response to our enquiries for the purpose of this Opinion is true, accurate, complete and not misleading, and that the Company and PRC Group Companies have not withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part; (e) that all Governmental Authorizations, as defined below, and other official statement or documentation are obtained by lawful means in due course; (f) that each of the parties other than PRC Group Companies is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation (as the case may be); (g) that all parties other than the PRC Group Companies have the requisite power and authority to enter into, execute, deliver and perform all the Documents to which they are parties and have duly executed, delivered, performed, and will duly perform their obligations under all the Documents to which they are parties; and (h) that all documents submitted to us are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws.

For the purpose of rendering this Opinion, where important facts were not independently established to us, we have relied upon certificates issued by the governmental authorities and representatives of the Company and PRC Group Companies with proper authority and upon representations, made in or pursuant to the Documents.

The following terms used in this Opinion are defined as follows:

“Governmental Agencies” means any national, provincial or local court, governmental agency or body, stock exchange authorities or any other regulator in the PRC;

“Governmental Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearances, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, Governmental Agencies pursuant to any applicable PRC Laws;

“Hangzhou Canaan” means Hangzhou Canaan Creative Information Technology Limited;

“Group Companies” means the Company, Canaan Creative (HK) Holdings Limited, Hangzhou Canaan and PRC Group Companies (each a “Group Company”, and collectively “Group Companies”);

“PRC Group Companies” means Hangzhou Canaan and PRC Subsidiaries collectively, and individually a “PRC Group Company”;

This Opinion is subject to the following qualifications:

(a)	This Opinion is rendered only with respect to the PRC Laws and we express no opinion as to the laws and regulations of any other jurisdiction.

(b)

This Opinion relates only to the PRC Laws in effect on the date hereof and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

(c)

This Opinion is subject to the discretion of any competent Governmental Agencies in exercising their authority in the PRC in connection with the interpretation, implementation and application of relevant PRC Laws.

(d)

This Opinion is intended to be used in the context which is specifically referred to herein, and each paragraph should be looked at as a whole regarding the same subject matter and no part should be extracted for interpretation separately from this Opinion.

(e)

This Opinion is, in so far as it relates to the validity, effectiveness and enforceability, subject to (i) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) possible judicial or administrative actions or any laws affecting creditors’ rights generally; (iii) certain legal or statutory principles affecting the enforceability of contractual rights generally under concepts of public interest, state interest, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (iv) any circumstance in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, unlawful, fraudulent, coercionary at the conclusions thereof; (v) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney’s fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant laws regulations and policies in the PRC.

Based on the foregoing and subject to the qualifications set out above, as of the issuance date of this Opinion:

1.	we are of the opinion that, the discussions of PRC taxation in the Registration Statement are true and accurate based on the PRC Laws; and

2.

the statements of law and legal conclusions in the Registration Statement under the caption “Taxation” constitute our opinion as to the material tax consequences of an investment in the ADSs under the PRC Laws.

This Opinion is rendered to you for the purpose hereof only, and save as provided herein, the Opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices